Baker & McKenzie LLP
Barristers & Solicitors

Brookfield Place
Bay/Wellington Tower
181 Bay Street, Suite 2100
Toronto, ON M5J 2T3
Canada

Tel: +1 416 863 1221
Fax: +1 416 863 6275
www.bakermckenzie.com

March 18, 2019

The Securities and Exchange Commission

Re: Titan Medical Inc. (the "Corporation") – F-10 Registration Statement

Dear Sirs/Mesdames:

We refer to the short form prospectus dated March 18, 2019 of the Corporation in relation to the offering of units of the Corporation (the "**Prospectus**").

We hereby consent to the references to our firm name on the cover page and under the headings "Legal Matters" and "Documents Filed as Part of the Registration Statement" in the Prospectus that forms a part of this registration statement on Form F-10 filed by the Corporation under the Securities Act of 1933, as amended (the "**Act**") and to the reference to our firm name and to the use of our opinions under the headings "Eligibility for Investment" and "Certain Canadian Federal Income Tax Considerations".

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules thereunder.

Yours very truly,

Baker & McKenzie LLP

Baker & McKenzie LLP